Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034

PRESS RELEASE

September 9, 2003
Avnet Announces Early Termination of Syndicated Bank Credit Facility

Phoenix, Arizona — Avnet, Inc. (NYSE:AVT) announced today that it has terminated its $350 million syndicated bank credit facility, which was scheduled to expire in October 2004. Based upon its current cash balance of nearly $400 million and the $350 million accounts receivable securitization program, the Company believes it has more than sufficient liquidity to meet its capital requirements in the near to mid-term.

Ray Sadowski, Avnet’s chief financial officer stated, “With the unfortunate announcement of the Moody’s downgrade of our credit rating and the resulting potential springing of liens in our syndicated bank credit facility, we decided to terminate the bank facility. There are currently no amounts outstanding or expected to be outstanding before the facility’s expiration date. It would be inappropriate to have liens spring when we do not expect to have any need to draw any funds under that facility. In the unlikely event there is a need for additional funding in the near-term, we believe that we have many options for alternative financing.”

Roy Vallee, Avnet’s chairman and chief executive officer, commented “We strongly disagree with the actions taken by Moody’s in light of the continuing and significant improvement in our credit statistics as well as early indications of improving business conditions. With our accounts receivable securitization program and available cash, our liquidity is more than sufficient to fully benefit from the expected upturn in business as our focus on return on capital has increased working capital productivity to record levels.”

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “should,” and “expect.” Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the effects of additional actions taken to lower costs, the Company’s ability to retain and grow market share, the Company’s ability to generate additional cash flow, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2002. Avnet is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Phoenix, Ariz.-based Avnet, Inc. (NYSE:AVT) is one of the world’s largest distributors of semiconductors, interconnect, passive and electromechanical components, embedded systems and computer products from leading manufacturers. Serving customers in 68 countries, Avnet also delivers services such as inventory management, supply-chain services, bill-of-materials analysis, systems integration and engineering design assistance. A Fortune 500 company, Avnet’s revenues for fiscal 2003 (year ended June 27, 2003) were $9.05 billion. Please feel free to visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
investorrelations@avnet.com
480-643-7053